As filed with the Securities and Exchange Commission on July 15 , 2021

Registration No. 333-256498

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

REST EZ, INC.

(Exact name of registrant as specified in its Charter)

Wyoming	2099	82-4268982
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

REST EZ, INC.

1398 W. Mason Hollow Dr.

Riverton, UT 84065

Tel.: (801) 300-2542

(Address, including zip code, and Telephone Number, including area code, of Registrant’s Principal Executive Offices)

Capital Administration, LLC

1712 Pioneer Ave. Ste. 115

Cheyenne, WY 82001

Tel.: 307-632-3333

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:

Keith N. Hamilton-Attorney at Law, PLLC

12401 South 450 East, Suite B1

Draper, UT 84020

Telephone: 801-201-8786

Facsimile: 888-296-8392

E- Mail: keith@knhamilton.com

Approximate date of commencement of proposed sale to the public: from time to time after the effective date of this Registration Statement as determined by market conditions and other factors.  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock	20,000,000	$0.010	$80,000	$8.73
TOTAL	20,000,000	$0.010	$80,000	$8.73

(1)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(a) promulgated under the Securities Act of 1933, as amended. This includes stock to be sold by the selling stockholder.

(2)	The shares of common stock being registered hereunder are being registered for resale by a certain selling stockholder named in the prospectus.

(3)	Previously paid.

In the event of a stock split, stock dividend, or similar transaction involving the common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus may be changed. These securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the U.S. Securities and Exchange Commission (“SEC”). This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

PRELIMINARY PROSPECTUS

REST EZ INC

UP TO 8,000,000 SHARES OF COMMON STOCK AT $0.010 PER SHARE

This is the initial offering of common stock of Rest EZ, Inc., a Wyoming corporation, and no public market currently exists for the securities being offered. We are offering for a sale of a total of up to 8,000,000 shares of common stock, at a fixed price of $0.010 per share for aggregate net proceeds of up to $80,000 assuming that the entire offering is completed. There is no minimum number of shares that we must sell for the offering to proceed and we will retain the proceeds from the sale of any of the offered shares. These securities will be offered for sale by the selling security holder identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled “Plan of Distribution.” Net proceeds will be up to $80,000 from the sale of shares to shareholders and all proceeds will be donated by the selling security holder, to the Company for the company’s continuing operational expenses. The selling security holder, Brandon Sosa (hereinafter also referred to as “Mr. Sosa”), will have majority controlling interest in the company following the offering of Rest EZ, Inc. Mr. Sosa is planning on running the company as the CEO for a long period of time.

We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions, which will all be paid by the selling security holder, incurred in connection with the offering described in this prospectus. Our common stock is more fully described in the section of this prospectus entitled “Description of Securities.”

Our common stock is presently not traded on any market or securities exchange. Common stock being registered in this registration statement may be sold by selling security holder at a fixed price of $0.010 per share or in transactions that are not in the public market at a fixed price of $0.010 per share. The offering will not be extended beyond the offering period of 90 days from the date of effectiveness.

The selling security holder Brandon Sosa is the “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

The selling security holder has set an offering period of 90 days from the date of effectiveness and a fixed price of $0.010 per share.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangement and does not intend to enter into any equity compensation plans and individual compensation arrangement in the future.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGE 6 THROUGH 9 BEFORE BUYING ANY SHARES OF REST EZ INC’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OPFFENSE.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement of which this prospectus forms a part is declared effective by the U.S. Securities and Exchange Commission (“SEC”). This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The Date of This Prospectus is:  July 15, 2021

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover page of this prospectus or any supplement to it.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this Prospectus. You should not rely on any unauthorized information. This Prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this Prospectus is current as of the date on the cover. You should rely only on the information contained in this Prospectus.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS NOT COMPLETE AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. AMOUNTS HEREIN ARE IN U.S DOLLARS UNLESS OTHERWISE SPECIFIED. OUR FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPALES GENERALLY ACCEPTED IN THE UNIITED STATES.

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Rest EZ, Inc.,” “Company,” “we,” “us,” and “our,” refer to “REST EZ, INC.”

Overview

We were incorporated in the State of Wyoming on October 17, 2016, under the name of Amazing Ventures, Inc. Our articles of incorporation were amended on February 12, 2018 to change our name to Rest EZ, Inc.

Rest EZ, Inc. is in full production with product distribution to wholesalers and retailers as well as being available online at www.RestEz.net. Rest EZ Inc. has one sleep liquid gel capsule (named Rest EZ Sleep Aid Supplement).

GENERAL INTRODUCTION

Rest EZ, Inc. is currently in full production with full product distribution to wholesalers and retailers as well as online at www.RestEz.net. Rest EZ Inc. has commenced its major operations of having one product, a liquid gel capsule named Rest EZ Sleep Aid Supplement, manufactured by an unaffiliated outside provider (Sport Energy) that manufactures liquid gels to various companies, but has not distributed this product to anyone except Rest EZ, Inc.  The Company is presently marketing the Rest EZ Sleep Aid Supplement to wholesalers, retailers, and online at www.RestEz.net. Rest EZ, Inc. is considered a Full Production and Full Distribution stage company because it has commenced all major operations with outside wholesalers and retailers, and to date has sold over 31,400 bottles for $169,400 in total sales, with $55,418 in total losses to date.

The product is a liquid gel capsule containing soybean oil, gelatin, valerian root, rosehips extract, purified water, yellow beeswax, L-Theanine, L-Threonine, lecithin, St. John’s Wort extract, lemon balm leaf extract, niacin and melatonin.  The product is to be taken orally, preferably with water, at bedtime.  Upon digestion the product is absorbed within the bloodstream ultimately providing the user an enhanced ability to sleep. One serving is two capsules per day. Intended customers are adults (persons over 18 years of age) who experience difficulty with sleeping.

Beyond the general FDA requirement that every dietary supplement be labeled as such, either with the term "dietary supplement" or with a term that substitutes a description of the product's dietary ingredient(s) for the word "dietary" (e.g., "herbal supplement" or "calcium supplement"), and the FDA’s safety monitoring responsibilities for dietary supplement firms once a dietary supplement is on the market,  there are no additional FDA requirements specific to this product, and federal law does not require dietary supplements to be proven safe to FDA's satisfaction before they are marketed. Rest EZ, Inc. has not sent the product to the FDA for approval because it is not required, and because it would be a lengthy and costly process to have this product FDA approved when not required.

The liquid gel capsules are manufactured by Sport Energy, who adheres to very strict guidelines placed upon them by all agencies with whom they work. Sport Energy indicated they may use other outside sources to produce our product but has verbally indicated that all their ingredients used in any consumable products are very closely monitored.  The manufacturer is registered as a Good Manufacturing Practices (GMP) company with NSF’s Dietary Supplement Certification program and the Natural Products Association (NPA), a status they have held for many years. Manufacturing of the capsules is complete, although manufacturing of the capsules will be ongoing as supply and demand dictates.

Rest EZ, Inc. has nothing proprietary about their product. At this time, Rest EZ, Inc. has no intellectual properties in connection with the capsules.  However, we believe our product is superior to that of the competition due to the product being in a soft gel form, avoiding substantial product break down before digestion as happens with many competitors’ products.

The competition for and difficulty in selling a sleeping aid supplement product may affect our ability to maintain profitable operations in the future.  Companies that are engaged in this product market include large, established companies with substantial capabilities and long earnings records.

The Company has minimal revenue. Without additional capital, the Company will not be able to remain in business. These factors raise a substantial doubt about the Company’s ability to continue as a going concern. Company financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern. Achievement of the Rest EZ, Inc.’s business objective is basically dependent upon the judgment, skill and knowledge the Company’s management. Mr. Sosa is currently the Company’s sole executive officer and director. There can be no assurance that a suitable replacement could be found for our sole executive officer and director upon his retirement, resignation, inability to act on our behalf, or death. Should the Company be unable to raise additional financing it would be unable to remain in business.

BUSINESS DEVELOPMENT

The Company was incorporated on October 17, 2016. The Company has passed through all stages of development to full operations from incorporation, and the Company is currently in full production and distribution to wholesalers and retailers as well as online at www.RestEz.net.

Initial Sales Strategy

We have established a very strong sales approach; our approach utilizes direct sales through Mr. Sosa to our wholesalers and retailers as well as our company’s professional and easy to use web site. Our direct sales will be conducted by Mr. Sosa. He will market the product to wholesalers nationally, to retail chain stores and worldwide distributors. The Company’s current marketing strategy consists of various Point of Sale materials to include advertising posters, flyers and magnetic strips with the Company’s name and its product developed by Mr. Sosa in the past several months. In addition, sales will be done with referrals, distribution by our wholesalers and online marketing at www.RestEz.net

DESCRIPTION OF PROPERTY

The Company uses a corporate office located at: 1398 W. Mason Hollow Drive, Riverton, Utah 84065. This facility is being provided to the Company free of charge by Mr. Sosa. Mr. Sosa is providing his own facility free of charge until the company needs additional space to store inventory over 100,000 bottles. Mr. Sosa indicates he has enough room to store 100,000 bottles of Rest EZ product, so no additional room is needed at this time, or in the near future. There are currently no proposed programs for renovations, improvements or developments of the facility currently in use.

PRINCIPAL OPERATIONS, PRODUCTS AND SERVICES OF THE COMPANY

Rest EZ, Inc. was incorporated in the State of Wyoming on October 17, 2016. Rest EZ, Inc. currently markets and sells one liquid gel capsule (named Rest EZ Sleep Aid Supplement).

Rest EZ, Inc. is currently a full production and distribution, retail stage company.

Achievement of the Rest EZ, Inc.’s business objective is basically dependent upon the judgment, skill and knowledge the Company’s management. Mr. Sosa is currently the Company’s sole executive officer and director. There can be no assurance that a suitable replacement could be found for our sole executive officer and director upon his retirement, resignation, inability to act on our behalf, or death.

Corporate Information

Our principal executive office is located at:  1398 W. Mason Hollow Dr, Riverton, Utah 84065.

INTERNET ADDRESS

Our Internet address is:  http://www.restez.net.

RISK FACTORS

The Company's financial condition, business operation and prospects involve a high degree of risk. You are urged to carefully read and consider the risks and uncertainties described below as well as the other information in this report before deciding to invest in our Company. If any of the following risks are realized, our business, operating results and financial condition could be harmed, and the value of our stock could go down. This means that our stockholders could lose all or a part of their investment. For a more detailed discussion of some of the risks associated with our Company, you are urged to carefully review and consider the section entitled “Risk Factors” beginning on page 6 of this prospectus.

THE OFFERING

The Issuer:	Rest EZ, Inc.

Securities Being Offered:	8,000,000 shares of common stock.

Selling Shareholder:	Brandon Sosa

Price Per Share:	$0.010

Minimum number of shares to be sold in this offering	None

Minimum number of shares to be offered per investor	None

Common stock outstanding before the offering	20,000,000 common shares as of October 17, 2016.

Common stock outstanding after the offering	20,000,000 shares.

Terms of the Offering	The selling security holder will determine when and how he will sell the common stock offered in this prospectus.

Termination of the Offering

The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) within 90 days of the registration statement being declared effective or (iii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 6.

(1)	Based on 20,000,000 shares of common stock outstanding as of October 17, 2016.

This prospectus relates to the sale of up to 8,000,000 shares of our common stock by the selling shareholder identified in the section of this prospectus entitled “Selling Security Holder.” These 8,000,000 common shares are being offered hereby by Brandon Sosa, the selling security holder, under this prospectus.

The number of common shares offered by this prospectus represents up to approximately 60% of the total common stock outstanding after the offering.

The selling security holder Brandon Sosa is the “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby. The selling security holder has set an offering period of 90 days from the date of effectiveness and a fixed price of $0.010 per share.

Rest EZ, Inc. has never declared or paid any cash dividends or distributions on its capital stock. The Company currently intends to retain its future earnings, if any, to support operations and to finance expansion and therefore does not anticipate paying any cash dividends on its common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

Rest EZ, Inc. is a full production and distribution stage company which presently has funding to execute our business plan.  As of the date of this prospectus, the Company has generated nearly $170,000 in revenue from its full productions and distribution stage business operations, with $55,418 in total losses to date.

Information regarding the selling security holder, the common shares being offered to sell under this prospectus, and the times and manner in which he may offer and sell those shares, is provided in the sections of this prospectus entitled “Selling Security Holder” The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling Security Holder.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the years ended March 31, 2020 through March 31, 2021. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” the Company’s financial statements and the related notes included in this prospectus, and the statements and related notes included in this prospectus.

Financial Summary	March 31, 2021	March 31, 2020
Cash (overdraft)	$12,350	$(6)
Total Assets	$120,450	$131,450
Total Liabilities	$133,061	$132,981
Total Stockholder’s (Deficit) Equity	$(12,611)	$(1,531)

Statement of Operations	Year ending March 31, 2021
Revenue	$105,000
Cost of goods sold	$(105,000)
General and Administrative expenses	$(12,580)
Net Loss for the Period	$(23,222)

Statement of Operations	Year ending March 31, 2020
Revenue	$0
Cost of goods sold	$(8,825)
General and Administrative expenses	$(10,610)
Net Loss for the Period	$(30,100)

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holder are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occur our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

Risks Related to Our Business

(A) RISKS RELATED TO OUR BUSINESS

If the Company needs additional money and if money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets.

SIDE EFFECTS OF THE PRODUCT.

-When taken by mouth in high doses, any sleeping aid is POSSIBLY UNSAFE. There is some concern that it could harm the kidney, liver, or heart function. However, a connection between high doses and these negative effects has not been proven. Sleep Aid can also cause stomach pain, nausea, diarrhea, and muscle cramping if taken more than the recommended amount.

-There is some concern that combining sleeping aids with caffeine and the herb ephedra (also called Ma Huang) might increase the chance of having serious side effects such as nausea, or stomach pain.

-There is concern that sleeping aids might cause irregular heartbeat in some people. But more information is needed to know if Sleep Aids can cause this problem.

It is not known how the aforementioned side effects could impact our business.  We suspect some potential users of the product may decide to forego purchase of the product, but such persons would not be within the target market of the product.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN INTRODUCING A NEW PRODUCT TO THE MARKET PLACE.

The Company has begun to market its product nationally, to wholesalers and retailers and develop our brand name. We face, however, many of the risks and difficulties inherent in introducing a new product. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards;
●	Implement an advertising and marketing plan;
●	Attain customer loyalty;
●	Maintain current strategic relationships and develop new strategic relationships;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our product; and
●	Attract, retain and motivate qualified personnel.

As of March 31, 2021, we have a working capital deficit of $14,111 and costs of this offering are anticipated to total $5,000. Therefore, the Company believes it does not have enough capital to sustain business operations for 12 months without any additional capital needed. Mr. Sosa has indicated he would be able to fund another $100,000 if the company needs further assistance, but there is always the possibility that the company will need additional sources of financing in the future, as a result, an investment in our securities represents some risk and you may lose all or part of your entire investment.

Rest EZ, Inc. will rely on funding from Mr. Sosa until the company is self-sufficient. As of the date of this filing, Rest EZ, Inc. has received payment for 3 orders in the aggregate amount of $169,400 and the proceeds from these orders is used for manufacturing purposes and running the company.

We were incorporated in the State of Wyoming on October 17, 2016. The Company had $105,000 in revenue for the year ending March 31,2021.

Presently, we have $169,400 in revenue from inception through the date of this prospectus. We had net operating losses of $12,580 and $19,580 for the years ended March 31,2021 and March 31,2020, respectively. We do not expect any foreseeable losses in the future due to additional ingredient costs or other related costs that may or may not arise.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand Rest EZ, Inc. will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain its brand in response to competitive pressures, management plans to drastically increase the Company’s marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be harmed.

REST EZ, INC.’S CURRENT BUSINESS OPERATIONS RELY HEAVILY UPON ITS KEY WHOLESALERS, RETAILERS, AND EMPLOYEE AND FOUNDER, MR. BRANDON SOSA.

The Company is heavily dependent upon the key wholesalers, retailers and internet sales of Rest EZ, also the expertise and management of Mr. Sosa, our Chief Executive Officer, President, sole director (Principle Executive Officer) and our future performance will depend upon his continued services. The loss of the services of Mr. Sosa’s services could seriously interrupt the Company’s business operations, and could have a very negative impact on its ability to fulfill its business plan and to carry out its existing operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for him upon retirement, resignation, inability to act on our behalf, or death. The Company has no plans of entering into an employment agreement with Mr. Sosa.

MR. BRANDON SOSA CURRENTLY DEVOTES TWENTY HOURS A WEEK TO THE COMPANY BUT WILL DEVOTE 40 HOURS A WEEK OR MORE HERE IN THE NEAR FUTURE.

Brandon Sosa currently devotes approximately 28 hours per week to the affairs of the Company. Sosa will devote 40 hours per week to the Company or more, and draw a salary of $2,000 per month, after the company in self-sufficient.

REST EZ, INC.’S FUTURE GROWTH MAY REQUIRE RECRUITMENT OF QUALIFIED EMPLOYEES.

In the event of our future growth in administration, marketing, and customer support functions, the Company may have to increase the depth and experience of the Company by adding new members. Rest EZ, Inc.’s future success will depend to a large degree upon the active participation of its key officer.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE SHOULD BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public Company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the SEC. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain directors and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we should be able to absorb these costs of being a public Company.

It is estimated that the amount of additional costs and expenses associated with public Company reporting requirements will be approximately $5,000.

THE LACK OF PUBLIC COMPANY EXPERIENCE OF THE COMPANY’S SOLE SHAREHOLDER, OFFICER AND DIRECTOR COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

The Company’s sole shareholder, officer and director, Mr. Sosa, has no public company experience, which could impair its ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The Company’s sole shareholder, officer and director, has never had sole responsibility for managing a publicly traded Company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. The Company’s sole shareholder, officer and director, Mr. Sosa, may experience regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have an ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain its public Company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public Company would be in jeopardy in which event you could lose your entire investment in our Company.

REST EZ, INC.’S OPERATING RESULTS MAY FLUCTUATE DUE TO FACTORS WHICH ARE NOT WITHIN ITS CONTROL.

Rest EZ, Inc.’s operating results are expected to fluctuate in the future based on a number of factors, many of which are not in its control. The Company’s operating expenses primarily include marketing and general administrative expenses that are relatively fixed in the short-term. If our revenues are lower than we expect because demand for our service diminishes, or if we experience an increase in defaults among approved advertising applicants or for any other reasons, we may not be able to quickly return to acceptable revenue levels.

Because of the unique nature of our business and the fact that there are no comparable past business models to rely on, future factors that may adversely affect our business are difficult to forecast. Any shortfall in Rest EZ, Inc.’s revenues would have a direct impact on its business. In addition, fluctuations in the Company’s quarterly results could adversely affect the market price of its common stock in a manner unrelated to its long-term operating performance.

(B) RISKS RELATED TO THE OWNERSHIP OF OUR SECURITIES AND RISKS RELATED TO THIS OFFERING.

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

The Company has never declared or paid any cash dividends or distributions on its capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Sosa beneficially owns approximately 100% of the Company’s capital stock with voting rights. In this case, Mr. Sosa will be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of the Company’s certificate of incorporation and approval of significant corporate transactions, and he will have significant control over its management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or in limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.010 per share for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 100,000,000 shares common stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Pink Sheet, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

PRIOR TO THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT OUR COMMON STOCK WILL NOT BE REGISTERED UNDER THE EXCHANGE ACT; THUS, WE WILL NOT BE A FULLY REPORTING COMPANY BUT ONLY SUBJECT TO THE REPORTING OBLIGATIONS IMPOSED BY SECTION 15(D) OF THE EXCHANGE ACT.

Our common stock will not be registered under the Exchange Act prior to the effective date of our Securities Act registration statement because we are not required to file an Exchange Act registration statement prior to the effective date.  Because our common stock will not be registered under the Exchange Act prior to the effective date, the Company will not be a fully reporting company but will be only subject to the reporting obligations imposed by Section 15(d) of the Exchange Act. The suspension of the requirement allowed under Rule 12h-3 of Section 15(d) of the Exchange Act , which allows a company to suspend its Section 15(d) obligations based on its having less than 300 shareholders of record on any day other than the first day of its fiscal year, provided that it has less than 300 shareholders of record within the meaning of Rule 12g5-1, is current on all SEC filing obligations, and has not had a registration statement declared effective or updated pursuant to Section 10(a)(3) of the Securities Act. Investors will be effected by the suspended requirement for the Company to register the common stock under the Exchange Act prior to effective date in that they will not have access to the information about our common stock which would be found in an Exchange Act registration statement such as a Form 8-A, the proxy rules for investors under Section 16 of the Exchange Act would not apply to them, as well as the inapplicability of most of the tender offer rules associated with SEC Regulation 14E and Section 14(e) of the Exchange Act.

PRODUCT SALES FOR YEAR ENDED MARCH 31, 2021 WERE TO ONE MAJOR CUSTOMER.

Product sales and revenue for the year ended March 31, 2021 were $105,000 stemming from the product purchase by one major customer.  The sale of $23,900 of product which occurred after March 31, 2021 was also to the same major customer.  The Company’s dependence thus far , and  if continued going forward, on a single major customer presents a risk to investors regarding the Company’s viability should that major customer stop making major purchases of the product and the Company is unable to find one or more suitable customers to make purchases to a similar extent.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management's expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties' control) and/or other assumptions.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the selling security holder. There is no assurance that we will raise the full $80,000, as anticipated and there is no guarantee that we will receive any proceeds from the offering. All proceeds will be donated by the selling security holder, to the Company for the benefit of the Company. Upon donation to the Company, the principal purposes of the proceeds received from the offering will be to cover the Company’s operating expenses as well as to purchase additional product for sale for revenue for the Company. The principal reason for the offering is to raise the capital to achieve those two principal purposes for the use of the proceeds from the offering.

Description	If 50% Shares Sold	If 75% Shares Sold	If 100% Shares Sold
	Fees	Fees	Fees
Gross Proceeds	40,000	60,000	80,000
Offering Expenses	5,000	5,000	5,000
Net Proceeds	35,000	55,000	75,000
SEC Reporting and Compliance	7,000	7,000	7,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $5,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Brandon Sosa, our CEO and Director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Sosa’s verbal agreement to provide us loans for registration costs is non-binding and discretionary. Also, these loans would be necessary if proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Pink Sheet and/or OTC Link when and if our common stocks become eligible for trading on the Over-the-Counter Pink Sheet and/or OTC Link. Mr. Sosa will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Sosa. Mr. Sosa will be repaid from revenue of operations if, and when, we generate revenues to pay the obligations. Additionally, we do not plan to use our proceeds to compensate our officers.

DETERMINATION OF OFFERING PRICE

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined by us. The offering price does not bear any relationship to our book value, assets, past developmental stage operating results, financial condition or any other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand, the amount of money we would need to implement our business plan, and our estimation of the price at which we would be able to sell our stock, which is not based on any criteria of value. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

The common stock to be sold by the selling security holder is common stock that is currently issued. Accordingly, there will be some dilution to our existing security holder upon the successful completion of this offering, and following the successful completion of the offering the remaining number of outstanding common shares will total 12,000,000. The following table reflects dilution rates if 50%, 75% or 100% of the 8,000,000 shares offered are sold respectively.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	0.010	0.010	0.010
Post offering net tangible book value	34,570	54.570	74,570
Post offering net tangible book value per share	0.0029	0.0039	0.0047
Pre-offering net tangible book value per share	0.0003	0.0003	0.0003
Increase (Decrease) in net tangible book value per share after offering	0.0026	0.0036	0.0044
Dilution per share	0.0071	0.0061	0.0053
% dilution	71%	61%	53%
Capital Contribution by purchaser of shares	40,000	60,000	80,000
Capital Contribution by existing shareholders
Percentage capital contributions by purchasers of shares	83.33%	88.24%	90.91%
Percentage capital contributions by existing stockholders	16.67%	11.76%	9.09%
Gross offering proceeds	40,000	60,000	80,000
Anticipated net offering proceeds	32,000	52,000	72,000
Number of shares after offering held by public investors	4,000,000	6,000,000	8,000,000

SELLING SECURITY HOLDER

On October 18, 2016, the Company authorized 100,000,000 shares, with 20,000,000 shares outstanding and 20,000,000 shares registered at the par value of $0.0010. The common shares being offered for resale by the selling security holder consist of the 8,000,000 shares of the Company’s common stock held by one shareholder (Founder & CEO).

The following table sets forth the name of the selling security holder, the number of shares of common stock beneficially owned by the selling stockholder as of December 31, 2020 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

	Name	Shares beneficially owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering if all 8,000,000 sold	Percent Beneficially Owned after Offering if all 8,000,000 sold

1	Brandon Sosa	20,000,000	8,000,000	12,000,000	60%

The selling shareholder of REST EZ, Inc., Brandon Sosa, is not a broker-dealer or an affiliate of a broker- dealer.

(1)

Brandon Sosa is the founder, officer and director of the Company. He presently owns 20,000,000 shares of the Company stock, which he obtained on October 17, 2016. Mr. Sosa is the Company’s sole shareholder.

PLAN OF DISTRIBUTION

We are registering 20,000,000 shares of our common stock for resale by the selling security holder identified in the section above entitled “Selling Security Holder.”

The selling security holder may sell some or all of his common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	Settlement of short sales; or
*	In any combination of these methods of distribution.

The selling security holder has set an offering price for these securities of $0.010 per share, and an offering period of 90 days from the date of this prospectus.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144. In the event of the transfer by the selling security holder of shares to any pledgee, donee, or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective registration statement in order to name the pledgee, donee, or other transferee in place of the selling security holder who have transferred his shares.

The selling security holder may also sell shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating as agent in such transactions may receive a commission from the selling security holder or, if they act as agent for the purchaser of such common stock, a commission from the purchaser. The selling security holder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling security holder to sell a specified number of shares at a stipulated price of $0.010 per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling security holder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling security holder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices of $0.010, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. We can provide no assurance that all or any of the common stock offered will be sold by the selling security holder.

If, after the date of this prospectus, the selling security holder enters into an agreement to sell their shares to a broker-dealer as principal and the broker-dealer is acting as an underwriter, we will need to file a post-effective amendment to the registration statement of which this prospectus is a part. We will need to identify the broker-dealer, provide required information on the plan of distribution, and revise the disclosures in that amendment, and file the agreement as an exhibit to the registration statement. Also, the broker-dealer would have to seek and obtain clearance of the underwriting compensation and arrangements from the NASD Corporate Finance Department.

The selling security holder listed in this prospectus is the underwriter within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part and any broker-dealers or agents that are involved in selling the shares may be deemed to be an “underwriter” within the meaning of section 2(11) of the Securities Act of 1933, as amended, in connection with the sales and distributions contemplated under this prospectus, and may have civil liability under Sections 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. Additionally, any profits, which our selling security holder does not donate to the Company, would be deemed to be underwriting compensation under the Securities Act. Because the selling security holder is the underwriter under Section 2(11) of the Securities Act, the selling security holder will be subject to the prospectus delivery requirements of the Securities Act.

We are bearing all costs relating to the registration of the common stock, which are estimated at $5,000 inclusive of our legal and accounting fees, printing costs, filings and other miscellaneous fees and expenses of which the Company has incurred $0 as of March 31, 2021. The selling security holder, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Rest EZ, Inc. has complied.

In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act regarding security transactions during the period of time when this Registration Statement is effective.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the “1934 Act”); and (ii) enable our common stock to be traded on the OTC Pink Sheet. We believe that the registration of the resale of shares on behalf of the existing security holder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Pink Sheet.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. We will at some point, in the near future, need to raise additional capital through private placement offerings. We believe that obtaining reporting company status under the 1934 Act and trading on the OTC Pink Sheet should increase our ability to raise these additional funds from investors.

There is no assurance that we will find a market maker and no assurance that our shares will be approved for trading on the OTC Pink Sheet.

The selling security holder and any broker-dealers or agents must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling security holder is engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, he must comply with applicable law and may, among other things:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our securities are not listed on any exchange or quotation service, and thus at this time we are not required to comply with the timely disclosure policies of any exchange or quotation service. However, once the Registration Statement is effective, Rest EZ, Inc. will be filing quarterly and annual reports as required by a fully reporting company in accordance with all the requirements to which we would be subject if our securities were so listed.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project,” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements and/or the aforementioned identifying words. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

OVERVIEW

Rest EZ, Inc. was formed in State of Wyoming on October 17, 2016 to establish sales of a soft gel capsule (named REST EZ SLEEP AND SUPPLEMENT) to the general public.  The Company was funded by the CEO Mr. Sosa with $153,161 and sales revenue of Rest EZ hit $145,500 for the year ending March 31, 2021.

The Company has adopted a fiscal year end of March 31st.

Rest EZ, Inc. has developed a plan to market its soft gel capsule to the general public. Rest EZ, Inc. has wholesale distribution, retail, and online sales through our web site www.restez.net.

Rest EZ, Inc. was founded in the State of Wyoming on October 17, 2016.  The Company is marketing its soft gel capsule through a combination of wholesale, retail, internet, and referrals through networking.

Additionally, although there is an oral agreement between the Company and Mr. Sosa to fund the Company until such time as the Company becomes self-sufficient, Mr. Sosa has not agreed to fund any specific amount to the Company.   From October 17, 2016 (inception) to date, we have spent a substantial amount of time in developing the Company’s soft gel capsule such as, among other things, which ingredients to include in the capsules and which packaging to use.  Additionally, the Company has spent a substantial amount of time developing its marketing material, strategic planning, budgeting, and preliminary work.

We have determined what we believe the price of our product is along with the relative cost to have the product manufactured, packaged and shipped to wholesalers, and retail customers. The Company has estimated the selling price of our product based upon several factors, which includes manufacturing, packaging, shipping and Company profit.

Over the next twelve months, Rest EZ, Inc. plans to build out its reputation further, and expand to additional wholesalers, retail chain stores, as well as expand sales to the general public.  The Company had an order totaling $105,000 in sales for year ending March 31, 2021.

The Company also has an order in the amount of $23,900 which was placed after March 31, 2021 for 5,000 bottles.

Based on our current operating plan, with consideration for our projected expenses, we are cautiously optimistic that we will generate enough revenue  to cover our expenses for the next twelve months; our “burn rate” is expected to be approximately $2,500 per month or $30,000 for the next year. We believe we will have a better year this year than the year ended March 31, 2021 in which we sold 21,967 bottles for $105,000, especially since we have already sold 5,000 bottles for $23,900 since March 31, 2021.  Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public Company. Since we intend to utilize our sole officer and director, Mr. Sosa, who currently is part time, to sell our product, our marketing costs should be minimal. However, as with any business, circumstances beyond our control could negatively impact our sales over the next twelve months beginning April 1, 2021, in which case our opportunity and ability to cover our expenses for the twelve months would decrease relative to the negative impact of those uncontrollable circumstance on our Company and put our Company at risk of not continuing as a going concern.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected.

INITIAL SALES STRATEGY

We have established a very strong sales approach; our approach utilizes direct sales through Mr. Sosa to our wholesalers and retailers as well as our company’s professional and easy to use web site. Our direct sales will be conducted by Mr. Sosa. He will market the product to wholesalers nationally, to retail chain stores and worldwide distributors. The Company’s current marketing strategy consists of various Point of Sale materials to include advertising posters, flyers and magnetic strips with the Company’s name and its product developed by Mr. Sosa in the past several months. In addition, sales will be done with referrals, distribution by our wholesalers and online marketing at www.restez.net

RESULTS OF OPERATIONS

The following tables and narrative discussion set forth key components of our results of operations for the period indicated, in dollars, and key components of our revenue for the period indicated, in dollars.

	For the	For the
	Year Ended	Year Ended
	March 31,	March 31,
	2021	2020

Revenue	$105,000	$-
Cost of goods sold	105,000	8,825
Gross profit	-	(8,825)

Operating expenses:
General and administrative	12,580	10,610

Total operating expenses	12,580	10,610

Net Operating Loss	(12,580)	(19,435)

Other income (expense):
Interest expense	(10,642)	(10,665)
Total other expense	(10,642)	(10,665)

Loss before provision for income taxes	(23,222)	(30,100)

Provision for income taxes	-	-

Net income (loss)	$(23,222)	$(30,100)

Net income (loss) per share – basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - basic and diluted	20,000,000	20,000,000

Sales

For the years ended March 31, 2021 and 2020, we generated revenues of $105,000 and $0, respectively. The Company also has a sale in the amount of $23,900 which was delivered after March 31, 2021.

LIQUIDITY AND CAPITAL RESOURCES

Mr. Sosa has provided funding of $153,061 and will continue to fund the company as needed until the company becomes self-sufficient. Mr. Sosa is under no obligation to fund the company but intends to ensure to maintain the company’s day- to-day operations, including production and order fulfillment. Mr. Sosa has another $100,000 in funding if the company needs further assistance.

Based on our projected expenses for the next twelve months we are cautiously optimistic that we will generate enough revenue to cover our expenses for the next twelve months as we believe we will have a better year this year than the year ended March 31, 2021 in which we sold 21,967 bottles for $105,000, especially since we have already sold 5,000 bottles for $23,900 since March 31, 2021.  Most of our expenses are anticipated to be legal, accounting, transfer agent, and other costs associated with being a public Company. Since we intend to utilize our sole officer and director, Mr. Sosa, who currently is part time, to sell our product, our marketing costs should be minimal. However, as with any business, circumstances beyond our control could negatively impact our sales over the next twelve months beginning April 1, 2021, in which case our opportunity and ability to cover our expenses for the twelve months would decrease relative to the negative impact of those uncontrollable circumstance on our Company and put our Company at risk of not continuing as a going concern, especially should Mr. Sosa become unable to continue funding the Company. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position. We are presently debt free, but at some time in the future we will need to obtain additional financing. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our Company.

The following table summarizes total assets, accumulated deficit, stockholder’s equity (deficit) and working capital at March 31, 2021 and 2020.

	March 31, 2021	March 31, 2020
Total Assets	$118,950	$131,450

Retained Earnings (Accumulated Deficit)	$(55,418)	$(32,196)

Stockholders’ Equity (Deficit)	$(14,111)	$(1,531)

Working Capital (Deficit)	$(14,111)	$(1,531)

For the years ended March 31, 2021 and 2020 net cash provided by (used in) operating activities was $12,350 and $(54), respectively; however in the past 12 months the company has generated $105,000 in revenue.

SATISFACTION OF OUR CASH OBLIGATION FOR THE NEXT TWELVE MONTHS

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations for at least the next twelve months. We will need to obtain additional financing through any other instruments such as bank loans, or private financing, to conduct our day-to-day operations. If the Company needs to raise additional capital to fund business operations through a subsequent offering or equity financing whether through public or private equity or debt financing, arrangements with security holders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us.

All manufacturing costs associated with the Company’s product have come from funding from Mr. Sosa and/or the selling of the product.  Additionally, all funds related to the offering will be provided by Mr. Sosa.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected.

EXPECTED PURCHASE OR SALE OF SIGNIFICANT EQUIPMENT

We do not anticipate the purchase or sale of any significant equipment as such items are not required by us at this time or in the next twelve months.

We are paying the expenses of the offering because we seek to (i) become a reporting company with the Commission under the Securities Exchange Act of 1934 (the “1934 Act”); and (ii) enable our common stock to be traded on the OTC Pink Sheet.

We believe that the registration of the resale of shares on behalf of our existing security holders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Pink Sheet.

INFLATION

The rate of inflation has had little impact on the Company's results of operations and is not expected to have a significant impact on the continuing operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CRITICAL ACCOUNTING POLICIES

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

REVENUE RECOGNITION

For revenue from product sales, the Company recognizes revenue in accordance with Financial Accounting Standards Board “FASB” Accounting Standards Codification “ASC” 606. A five-step analysis is utilized: (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations, and (v) recognize revenue when performance obligations are satisfied.  Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

As of March 31, 2021, the Company has generated revenue of $145,500. The Company had an order totaling $105,000 in sales for year ending March 31, 2021.

The Company also has an order in the amount of $23,900 which was delivered after March 31, 2021 for 5,000 bottles.

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2014, the FASB issued ASU No. 2014-10, Development Stage Entities, which eliminates the concept of a development stage entity (“DSE”), in its entirety from GAAP. Under existing guidance, DSEs are required to report incremental information, including inception-to-date financial information, in their financial statements. A DSE is an entity devoting substantially all of its efforts to establishing a new business and for which either planned principal operations have not yet commenced or have commenced but there has been no significant revenues generated from that business. Entities classified as DSEs will no longer be subject to these incremental reporting requirements. ASU No. 2014-10 is effective for fiscal years beginning after December 15, 2014, with early adoption permitted. Prior to the issuance of ASU No. 2014-10, the Company had met the definition of a DSE since its inception. The Company elected to early adopt the provisions of ASU No. 2014-10 in these financial statements.

In August 2014, the FASB issued ASU No. 2014-15, Presentation of Financial Statements—Going Concern, which requires management to assess an entity's ability to continue as a going concern every reporting period, and provide certain disclosures if management has substantial doubt about the entity's ability to operate as a going concern, or an express statement if not, by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. This guidance is effective for the annual period ending after December 15, 2016, and for annual periods and interim periods within annual periods beginning thereafter. Early application is permitted. The Company is in process of evaluating this guidance and determining the expected effect on its financial statements.

In April 2015, the FASB issued ASU No. 2015-03, Interest—Imputation of Interest, which states the discount or premium resulting from the determination of the present value in cash or non-cash transactions, is not an asset or liability separable from the note that gives rise to it. Therefore, the discount or premium shall be reported in the balance sheet as a direct deduction from or addition to the face amount of the note. Similarly, debt issuance costs related to a note shall be reported in the balance sheet as a direct deduction from the face amount of that note. The discount, premium, or debt issuance costs shall not be classified as a deferred charge or deferred credit. Early application is permitted. The Company elected to early adopt the provisions of ASU No. 2015-03 in these financial statements.

PLAN OF OPERATION

Based on our current operating plan, we do expect to generate revenue that is sufficient to cover our expenses for the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations and will need to obtain additional financing to operate our business for the next twelve months.  Rest EZ, Inc. will continue to develop its marketing program for its soft gel capsule. If additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations may not be available, or if available, may be on terms unacceptable to us. Additionally, Rest EZ, Inc. has no business plan to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

If we issue additional equity securities to raise funds, the ownership percentage of our existing security holder would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected.

Our independent auditors have added an explanatory paragraph to their report of our financial statements for the period ended March 31, 2021, stating:

The Company is bearing all costs relating to the registration of the common stock; however, the selling security holder will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

The Company was incorporated in the State of Wyoming on October 17, 2016.  Rest EZ, Inc. will market a sleeping aid soft gel capsule to be sold to the general public through wholesalers and retailers as well as online at www.RestEz.net.

Beyond the general FDA requirement that every dietary supplement be labeled as such, either with the term "dietary supplement" or with a term that substitutes a description of the product's dietary ingredient(s) for the word "dietary" (e.g., "herbal supplement" or "calcium supplement"), and the FDA’s safety monitoring responsibilities for dietary supplement firms once a dietary supplement is on the market, there are no additional FDA requirements specific to this product, and federal law does not require dietary supplements to be proven safe to FDA's satisfaction before they are marketed.

Rest EZ, Inc. has commenced its full operations of having its Rest EZ Sleep Aid Supplement soft gel distributed nationwide through wholesalers and retailers as well as online at www.RestEz.net. The Company will not manufacture its own soft gel capsule; this will be outsourced to (Sport Energy) which manufactures liquid gels. We plan during the next twelve months to increase our client base by aggressively marketing our product to generate: (1) to our wholesalers and expand our wholesale base: (2) sales on our website; and (3) sales through retail chain stores and word of mouth advertising. Rest EZ, Inc. has commenced its full operations. In addition, The Company also had an order totaling $105,000 in sales for year ending March 31, 2021.

The Company also has an order in the amount of $23,900 which was delivered after March 31, 2021 for 5,000 bottles.

Rest EZ Inc. was founded in the State of Wyoming on October 17, 2016.

Rest EZ Inc. is marketing its soft gel capsule through a combination of wholesale, retail, internet, and referrals through networking.

Rest EZ Inc. has received 5 orders and sold 26,467 bottles with revenues of $145,500 from inception through March 31, 2021, from our business operations.

Product sales and revenue for the year ending March 31, 2021 were $105,000 stemming from the product purchase by one major customer.  The sale of $23,900 of product which occurred after March 31, 2021 was also to the same major customer.

The Company was funded by the CEO Mr. Sosa with $153,061.

Rest EZ Inc. Inc. has developed a plan to market its soft gel capsule to the general public. Rest EZ, Inc. has wholesale distribution, retail, and online sales through our web site www.restez.net.

ORGANIZATION WITHIN LAST FIVE YEARS

Rest EZ Inc. has received 5 orders and sold 26,467 Bottles with revenues of $145,500 from inception through March 31, 2021, from our business operations.

Over the next twelve months, Rest EZ, Inc. plans to build out a large reputation and network in the wholesale & retail markets, thereby attracting new customers.  The Company plans to generate and/or obtain new clients through word of mouth, wholesale, retail & Internet. In the soft gel capsule business, as in most similar businesses, word of mouth advertisement is very effective.  Once potential clients see Mr. Sosa’s soft gel capsule at various retail or internet and/or community gatherings, the Company is very confident that it will be able to attract and/or obtain new clients.  This is due to the extremely favorable reception, in the retail sector of the nation this far.

BUSINESS FACILITIES

Rest EZ, Inc. is located at 1398 W. Mason Hollow Drive, Riverton, Utah 84065. The Company’s telephone number is 801-300-2542.

INTERNET ADDRESS

Our Internet address is http://www.restez.net

UNIQUE FEATURES OF THE COMPANY

Rest EZ, Inc. will market the sale of a soft gel capsule named Rest EZ Sleep Aid Supplement.

Rest EZ, Inc.’s soft gel capsule is the only product to be produced by the Company, so it will be the sole focus of the Company’s production and marketing efforts. Having such a singular focus allows the Company uniqueness from other companies in the gel supplement industry.

OVERALL STRATEGIC DIRECTION

The Company plans to establish its reputation in soft gel capsule industry, thereby attracting new clients and building out its network of operations. The Company aims to form long-term working relationships with wholesalers and retailers throughout the nation.

DESCRIPTION OF PRODUCT

The idea of the product has been in development for years. After having taken various natural supplements over the years, Brandon Sosa, CEO and Director of Rest EZ, Inc., was introduced to a similar sleep aid product which he believed a better version of the product formulated as a soft gel capsule would be successful. The Rest EZ Sleep Aid Supplement soft gel capsule contains soybean oil, Melatonin, gelatin, glycerin, L-glutamic Acid, yellow beeswax, purified water, L-leucine, L-arginine and lecithin. It provides faster rate with up to 100% absorption by the body. The gels are manufactured by an unaffiliated outside provider, Sport Energy.

Product Development:

In October of 2016, Brandon Sosa founded Rest EZ, Inc., then located at 263 East 8680 South, Sandy, Utah 84070.

The Company has not patented the specifications for its soft gel capsule.

Manufacturing and Packaging:

Rest EZ, Inc. is not and will not be the manufacturer of the soft gel capsule it will market.  The gels are manufactured and packaged by an unaffiliated outside provider, Sport Energy, with whom Rest EZ, Inc. has a verbal agreement for the manufacture of our liquid gels. The terms of our verbal agreement with Soft Gels Technologies is as follows: Rest EZ Inc. will provide a Purchase Order to Sport Energy for every manufacturing order has completed by Sport Energy.  In return, they will send us an Invoice payable in full prior to delivery of the product to us.

The capsules will be manufactured and packaged in bulk quantities for sale in anticipation of fulfillment of orders as placed by wholesalers/retailers and on our web site at www.restez.net via the internet.

Sales Strategy:

We have established a very strong sales approach; our approach utilizes direct sales through Mr. Sosa to our wholesalers and retailers as well as our company’s professional and easy to use web site. Our direct sales will be conducted by Mr. Sosa. He will market the product to wholesalers nationally, to retail chain stores and worldwide distributors. The Company’s current marketing strategy consists of various Point of Sale materials to include advertising posters, flyers and magnetic strips with the Company’s name and its product developed by Mr. Sosa in the past several months. In addition, sales will be done with referrals, distribution by our wholesalers and online marketing at www.restez.net

Over the next twelve months, Rest EZ, Inc. plans to build out its reputation further, and expand to additional wholesalers, retail chain stores, as well as expand sales to the public.  The Company had an order totaling $105,000 in sales for year ending March 31, 2021.

The Company also has an order in the amount of $23,900 which was delivered after March 31, 2021 for 5,000 bottles.

THE SLEEPING AID SUPPLEMENT INDUSTRY

Competition:

There are numerous companies and individuals who are engaged in the sleeping aid supplement business, and such business is intensely competitive.  We believe the highly specialized nature of our corporate focus, utilizing the Sleep Aid combined with certain amino acids in a soft gel capsule, enables us to be a better long-term partner for our clients than if we were organized as a traditional sleeping aid supplement company. Our research shows it very hard to figure out the correct way to put this product in a true liquid gel form as the ingredients tends to break down when mixed with water or any other liquid.  Rest EZ, Inc. has truly found the right combination to make an easy-to-use Sleep Aid liquid gel capsule that enhances the benefits of taking the Sleep Aid.

The Company believes that by offering only its quality Sleep Aid soft gel capsule and superior service its customers, then it will have more customers. Nevertheless, many of our competitors have significantly greater financial and other resources as well as greater managerial capabilities than we do and are therefore, in certain respects, in a better position than we are to provide soft gel capsules.  We believe our ability to compete will depend upon many factors both within and outside our control, including, but not limited to pricing; the timing and market acceptance of soft gel caps and services. We will face direct competition from several privately-held companies, both online and direct marketing companies.

Current Business Focus:

The Company’s business focus is to market the Sleep Aid soft gel capsules to customers nationally along with, at a reasonable price, to the largest percentage of the target market population as possible.  The Company believes that the ability to deliver a quality product that few other companies and/or individuals produces is the main factor in generating a customer base and fostering repeat customers.

Advantages of Competitors over us:

Many of our existing and potential competitors, which will include online Sleep Aid supplements businesses are focusing more closely on internet-based sales, these companies have longer operating histories, significantly greater financial, technical and marketing resources, greater name recognition and a larger installed customer base than we will. Furthermore, there is the risk that larger financial companies which offer internet and direct sales may decide to use extremely low pricing rates in the Sleep Aid supplement market to acquire and accumulate customer accounts and additional self-space at stores.  We do not plan to offer extremely low pricing; therefore, such pricing techniques, should they become common in our industry, could have a material, adverse effect on our results of operations, financial condition and business model.

Generally, competitors may be able to respond more quickly to new or emerging changes in customer requirements or to devote greater resources to the development, promotion and sale of their products and services than we will.

There can be no assurance that our potential competitors will not develop products and services comparable or superior to those that will be developed and offered by us or adapt more quickly than us to changing customer requirements, or that we will be able to timely and adequately complete the implementation, and appropriately maintain and enhance the operation, of our business model. Increased competition could result in price reductions, reduced margins, failure to obtain any significant market share, or loss of market share, any of which could materially adversely affect our business, financial condition and results of operations. There can be no assurance that we will be able to compete successfully against current or future competitors, or that competitive pressures faced by us will not have a material adverse effect on our business, financial condition and results of operations.

There can be no assurance that we will be able to compete against other Sleep Aid supplement businesses.

Customer Base:

Presently Rest EZ, Inc. does not have a limited established customer base.

COMPETITIVE ADVANTAGES:

Experienced Management:

The Company believes that it has experienced management. Our sole Director and executive officer Mr. Sosa have over 8 years of experience in the health supplements industries and as such is very knowledgeable about energy supplements. The Company believes that the knowledge, relationships, reputation and successful track record of its management will help it to build and maintain its client base.

PERFORMANCE

The Company believes that its ability to provide quality soft gel capsule will be one of its key advantages. Through a quality product, the Company will develop a strong customer base, a repeat customer base and reputation.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However, if research and development is required in the future, we intend to rely on third party service providers.

EMPLOYEES

Brandon Sosa is the sole Director, Chief Executive Officer, President, and Principal Executive Officer and Principal Financial Officer of Rest EZ, Inc.  At this time, we only have one employee, Brandon Sosa.

The Company plans to employ individuals on an as needed basis.  The Company anticipates that it will need to hire additional employees as the business grows. In addition, the Company may expand the size of our Board of Directors in the future.

Brandon Sosa does not receive a salary or benefits in any form.  Presently the Company does not have any plans to begin paying salaries, cash or otherwise, or offering any form of benefits to our Board of Directors, Officer and employees.

Brandon Sosa currently devotes approximately 28 hours per week to the affairs of the Company. Once the Company achieves more revenue and or sales Mr. Sosa will devote 40 hours per week to the Company or more and draw a salary of $2,000 per month.

ADDITIONAL PRODUCTS:

The Company does not intend to market any other products currently.

MANAGEMENT

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The following table sets forth the name of officer and director as of October 17, 2016. Our Executive officer is elected annually by our board of director. Our executive officer holds his offices until he resigns, is removed by the Board, or his and/or his successor is elected and qualified.

NAME	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Brandon Sosa	Chief Executive Officer, President, Chief Financial Officer, Secretary	October 17, 2016

Executive Officer

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, sole Director and the selling security holder Brandon Sosa is the “Promoter” within the meaning of Rule 405 of Regulation C.

Board of Directors

Brandon Sosa.

The Directors will hold office until the next annual meeting of the security holders following their election and until their successors have been elected and qualified. The Board of Directors appoints Officers. Officers hold office until the next annual meeting of our Board of Directors following their appointment and until successors have been appointed and qualified.

Set forth below is a description of the recent employment and business experience of the Company’s Director and Executive Officer:

MANAGEMENT BIOGRAPHIES

Brandon Sosa; Chief Executive Officer, President, Chief Financial Officer

Mr. Brandon Sosa founded Rest EZ, Inc. in 2016 as President and CEO, to provide his professional experience, expertise gained over the past 8 years, in the supplement industry.

Mr. Sosa is considered a professional in his field. Mr. Sosa has been associated with some of the most recognized companies in natural supplement industries involved in health, fitness, of which he has a bachelor’s degree in Business and Engineering.

AUDIT COMMITTEE

The Company does not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the “Board”) the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

The Company does not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Brandon Sosa.  We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprise of independent directors. We do not have independent director(s) at this time.

The Company does not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. The Company intends to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities by: (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) the Company’s director and executive officer. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted. Rest EZ, Inc. is located at 1398 W. Mason Hollow Drive, Riverton, Utah 84065. The Company’s telephone number is 801-300-2542.

As of March 31, 2021, there were100,000,000 shares of common stock authorized, with 20,000,000 shares issued and outstanding.

(1) This table is based on Twenty Million (20,000,000) shares of common stock outstanding.

As of the date of this prospectus, we had the following security holder holding greater than 5%:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Brandon Sosa Chief executive officer and director	20,000,000	100%

REMUNERATION OF OUR DIRECTOR AND OFFICER

Rest EZ, Inc. has made no provisions for paying cash or non-cash compensation to its officer and sole director. No salaries are being paid at the present time.

The following table sets forth all the remuneration of our Director and Officer for the period from inception on October 17, 2016 through to the end of the period on March 31, 2021:

NAME OF INDIVIDUAL	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	AGGREGATE CASH REMUNERATION

Brandon Sosa	Chief Executive Officer, President, Chief Financial Officer, Secretary	$	NIL

EMPLOYMENT AGREEMENTS

To date, the Company has no employment agreements in effect with its Principal Executive Officer. We do not pay compensation to our Director for attendance at meetings. We will reimburse Directors for reasonable expenses incurred during the course of their performance.

EXECUTIVE COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the executive officer below. The following table summarizes all compensation for the years ended March 31, 2021.

SUMMARY COMPENSATION TABLE

		OTHER ANNUAL COMPENSATION REMUNERATION
NAME PRINCIPAL OTHER	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	YEAR	SALARY $		BONUS $

Brandon Sosa	Chief Executive Officer, President, Chief Financial Officer, Secretary	2021	$	NIL	$	NIL

COMPENSATION OF DIRECTORS

The Company sole Director do not currently receive compensation for their services as directors, but we plan to reimburse him for expenses incurred in attending board meetings.

STOCK INCENTIVE PLAN

At present, we do not have a stock incentive plan in place. We have not granted any options to the Company’s director and/or officer.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND

CHANGE-IN-CONTROL ARRANGEMENTS

At present, we do not have employment agreements with our Principal Executive officer and the Company does not intend to enter into an employment agreement with Mr. Sosa.

PRINCIPAL STOCKHOLDER

a) Security Ownership of Management - the number and percentage of shares of common stock of the Company owned of record and beneficially, by the Company’s one officer and director of the Company is as follows.

Rest EZ, Inc. is located at 1398 W. Mason Hollow Drive, Riverton, Utah 84065. The Company’s telephone number is 801-300-2542.

Name	Shares Beneficially Owned prior to Offering	Shares to be Offered	Shares Beneficially Owned after Offering	Percent Beneficially Owned after Offering

Brandon Sosa	20,000,000	8,000,000	12,000,000	60%

Total Officer, Director and Significant Shareholder	20,000,000	8,000,000	12,000,000	60%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, apart from the funding of $153,061 from Mr. Brandon Sosa to the Company, there are no, and have not been since inception, any material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	A director or officer;
*	Any nominee for election as a director;
*	Any principal security holder identified in the preceding “Security Ownership of Selling Shareholder and Management”

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services: To be determined by our Board of Directors at that time.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of the offering, we will have outstanding One Hundred Million (100,000,000) shares of common stock. Of these shares, the Eight Million (8,000,000) shares to be sold in the offering, will be freely tradable in the public market without restriction under the Securities Act, unless the shares are held by our "affiliates," as that term is defined in Rule 144 under the Securities Act.

The remaining shares of common stock outstanding upon completion of the offering will be “restricted securities,”  as that term is defined in Rule 144. Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration, such as the exemption afforded by Rule 144.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company's bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Wyoming General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by our director and executive officer.

Our bylaws and applicable Wyoming law provide for the indemnification of our director, officer, future employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officer, future employees, or agents, upon such person's written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 100,000,000 shares of capital stock.

Common Stock

The Company issued to the founder 20,000,000 common shares of stock for $20,000. As of March 31, 2021, there are 100,000,000 shares authorized, with 20,000,000 issued and outstanding at a value of $.001 per share.

The securities being offered by the selling security holder for registration are 8,000,000 shares of our Common stock.

Each share of common stock shall have one (1) vote per share for all purposes. The holders of a majority of the shares entitled to vote, present in person or represented by proxy shall constitute a quorum at all meetings of our shareholders. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stockholders are not entitled to cumulative voting for election of the board of directors.

Holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the security holder. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

In the event of a liquidation, dissolution or winding up of our Company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There is no redemption or sinking fund provisions applicable to the common stock.

Preferred Stock

We have no preferred stock authorized, issued or outstanding as of March 31, 2021.

Dividends

We have not paid any cash dividends to our shareholder. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations

Warrants

We have not issued and do not have the any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have the any outstanding options to purchase shares of our common stock.

LEGAL MATTERS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

EXPERTS

AUDITOR: The financial statements included in this prospectus and the registration statement have been audited by M&K CPAS to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING

AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us you should review the registration statement and the exhibits and schedules thereto.

You can inspect the registration statement and the exhibits, and the schedules thereto filed with the commission, without charge, in our files in the Commission's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, N.E., Room 1580 Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

REPORTS TO SECURITY HOLDER

As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

Our common stock will not be registered under the Exchange Act prior to the effective date of our Securities Act registration statement because we are not required to file an Exchange Act registration statement prior to the effective date.  Because our common stock will not be registered under the Exchange Act prior to the effective date, the Company will not be a fully reporting company but will be only subject to the reporting obligations imposed by Section 15(d) of the Exchange Act. The suspension of the requirement allowed under Rule 12h-3 of Section 15(d) of the Exchange Act , which allows a company to suspend its Section 15(d) obligations based on its having less than 300 shareholders of record on any day other than the first day of its fiscal year, provided that it has less than 300 shareholders of record within the meaning of Rule 12g5-1, is current on all SEC filing obligations, and has not had a registration statement declared effective or updated pursuant to Section 10(a)(3) of the Securities Act. Investors will be effected by the suspended requirement for the Company to register the common stock under the Exchange Act prior to effective date in that they will not have access to the information about our common stock which would be found in an Exchange Act registration statement such as a Form 8-A, the proxy rules for investors under Section 16 of the Exchange Act would not apply to them, as well as the inapplicability of most of the tender offer rules associated with SEC Regulation 14E and Section 14(e) of the Exchange Act.

REST EZ, INC.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Rest EZ, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Rest EZ, Inc. (the Company) as of March 31, 2021 and 2020 and the related statements of operations, stockholders’ Equity (deficit), and cash flows for each of the years in the two-year period ended March 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial states have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/M&K CPAS, PLLC

We have served as the Company’s auditor since 2021.

Houston, Texas

May 25, 2021

Rest EZ Inc.
BALANCE SHEETS

	March 31,	March 31,
	2021	2020
ASSETS
Current assets

Cash and cash equivalents	$12,350	$-
Prepaid Expenses		-
Deposits	80,150	-
Inventory	26,450	131,450
Total Current Assets	118,950	131,450

Total Assets	118,950	131,450

LIABILITIES AND (DEFICIENCY IN) STOCKHOLDERS' EQUITY
Current liabilities

Bank overdraft	-	6
Due to related party	133,061	132,975
Total current liabilities	133,061	132,981

Stockholders' equity (deficit)

Common stock, $0.001 par value, 100,000,000 shares authorized, 20,000,000 shares issued and outstanding as of March 31, 2021 and 2020	20,000	20,000
Additional paid-in capital	21,307	10,665
Retained Earnings	(55,418)	(32,196)
Total (deficiency in) stockholders' equity	(14,111)	(1,531)

Total liabilities and (deficiency in) stockholders' equity	$118,950	$131,450

See notes to consolidated financial statements.

Rest EZ Inc.
STATEMENTS OF OPERATIONS

	For the	For the
	Year Ended	Year Ended
	March 31,	March 31,
	2021	2020

Revenue	$105,000	$-
Cost of goods sold	105,000	8,825
Gross profit	-	(8,825)

Operating expenses:
General and administrative	12,580	10,610

Total operating expenses	12,580	10,610

Net Operating Loss	(12,580)	(19,435)

Other income (expense):
Interest expense	(10,642)	(10,665)
Total other expense	(10,642)	(10,665)

Loss before provision for income taxes	(23,222)	(30,100)

Provision for income taxes	-	-

Net income (loss)	$(23,222)	$(30,100)

Net income (loss) per share - basic	$(0.00)	$(0.00)

Net income (loss) per share - diluted	$(0.00)	$(0.00)

Weighted average shares outstanding - basic	20,000,000	20,000,000

Weighted average shares outstanding - diluted	20,000,000	20,000,000

See notes to consolidated financial statements.

Rest EZ Inc.
STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

					Total
			Additional		Stockholder's
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, March 31, 2019	20,000,000	$20,000	$-	$(2,096)	$17,904

Imputed interest on related party loan			10,665		10,665
Net loss for the year ended March 31, 2020	-	-	-	(30,100)	(30,100)
Balance, March 31, 2020	20,000,000	$20,000	10,665	$(32,196)	$(1,531)

Imputed interest on related party loan			10,642		10,642
Net loss for the year ended March 31, 2021	-	-	-	(23,222)	(23,222)
Balance, March 31, 2021	20,000,000	$20,000	$21,307	$(55,418)	$(14,111)

See notes to consolidated financial statements.

Rest EZ Inc.
STATEMENTS OF CASH FLOWS

	For the	For the
	Year Ended	Year Ended
	March 31,	March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(23,222)	$(30,100)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:

Imputed interest on related party loan	10,642	10,665

Changes in assets and liabilities:
Prepaid Expenses	-	9,000
Deposits	(80,150)	1,500
Inventory	105,000	8,825
Bank overdraft	(6)	6

Net cash provided by (used in) operating activities	12,264	(104)

CASH FLOWS FROM FINANCING ACTIVITIES
Due to related party	86	50
Net cash provided by (used in) financing activities	86	50

Net Increase (Decrease) in cash and cash equivalents	12,350	(54)

Cash and cash equivalents at beginning of period	-	54

Cash and cash equivalents at end of period	$12,350	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$-
Income taxes paid	$-	$-

See notes to consolidated financial statements.

REST EZ, INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2021

Note 1. General Organization and Business

Rest EZ, Inc. (the “Company”) was incorporated on October 17, 2016. The Company has passed through all stages of development to full operations from incorporation, at the present time the company is currently in full Production and Distribution to wholesalers and retailers as well as online at www.RestEz.net. Rest EZ Inc. has commenced its major operations of having one product a liquid gel capsule named Rest EZ Sleep Aid Supplement, manufactured by an unaffiliated outside provider (Sport Energy) that manufactures liquid gels to various Companies, but has not distributed this product to anyone except Rest EZ Inc.

The Company’s year-end is March 31.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in accordance with United States generally accepted accounting principles and reflect all adjustments which, in the opinion of management, are necessary for a fair presentation. All such adjustments are of a normal recurring nature.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period between the origination of these instruments and their expected realization.

FASB Accounting Standards Codification (ASC) 820 Fair Value Measurements and Disclosures (ASC 820) defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2 -

Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.  The Company had no items that required fair value measurement on a recurring basis.

Revenue Recognition

During the years ended March 31, 2021 and 2020, the Company recognized revenue from product sales upon product delivery. All of our products are shipped through a third-party fulfillment center to the customer and the customer takes title to product and assumes risk and ownership of the product when it is delivered. Shipping charges to customers and sales taxes collectible from customers, if any, are included in revenues.

Effective June 1, 2018, the Company adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products by applying the following steps: (1) identifying the contract with a customer; (2) identifying the performance obligations in the contract; (3) determining the transaction price; (4) allocating the transaction price to each performance obligation in the contract; and (5) recognizing revenue when each performance obligation is satisfied.

All revenue during the years ended March 31, 2021 and 2020 was from product sales.

Cash and Cash Equivalents

All cash is maintained with a major financial institution in the United States. Deposits with this bank may occasionally exceed the amount of insurance provided on such deposits. For the purpose of the financial statements, cash includes cash in banks. Cash was $12,350 and $0 as of March 31, 2021 and 2020, respectively. There were no cash equivalents as of March 31, 2021 and 2020.

Inventories

Inventories are stated at the lower of cost or net realizable value, using the first-in, first-out method. The Company reviews its inventory for obsolescence and any inventory identified as obsolete is reserved or written off. The Company’s determination of obsolescence is based on assumptions about the demand for its products, product expiration dates, estimated future sales, and management’s future plans. The Company recorded inventory write-downs of $664 and $8,825 in March 31, 2021 and 2020, respectively, to reflect net realizable value.

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. No deferred tax assets or liabilities were recognized as of March 31, 2021 and 2020.

Commitments and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. There are no known commitments or contingencies as of March 31, 2021 and 2020.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. Unless otherwise discussed, the Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842): Accounting for Leases. This update requires that lessees recognize right-of-use assets and lease liabilities that are measured at the present value of the future lease payments at lease commencement date. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will largely remain unchanged and shall continue to depend on its classification as a finance or operating lease. We have performed a comprehensive review in order to determine what changes were required to support the adoption of this new standard. We elected certain practical expedients permitted under the transition guidance and the optional transition method that allows for a cumulative-effect adjustment in the period of adoption and will not restate prior periods. Under the new guidance, the majority of our leases will continue to be classified as operating leases. The Company adopted this guidance on April 1, 2019; adoption of this policy did not have a material effect on the Company’s financial statements.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

Note 3. Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. For the year ended March 31, 2021, the Company had a net loss of $23,222. As of March 31, 2021, the Company had a working capital deficit of $14,111 and an accumulated deficit of $55,418. The Company has minimal revenue. Without additional capital, the Company will not be able to remain in business.

These factors raise a substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Achievement of the Rest EZ, Inc.’s business objective is basically dependent upon the judgment, skill and knowledge the Company’s management. Mr. Sosa is currently the Company’s sole executive officer and director. There can be no assurance that a suitable replacement could be found for our sole executive officer and director upon his retirement, resignation, inability to act on our behalf, or death.

Note 4. Inventory

Inventory consists of one product, a liquid gel capsule named Rest EZ Sleep Aid Supplement, manufactured by an unaffiliated outside provider.  At March 31, 2021 and 2020, inventory consisted of the following:

	2021	2020
Finished Goods Inventory	$26,450	$131,450

On February 17, 2021, the Company paid a deposit of $80,150 for 16,727 bottles of Rest EZ Sleep Aid Supplement. These bottles are currently being manufactured and have not yet been received by the Company. Inventory is valued at the lower of cost or market, and is determined by the first-in, first-out method.

Note 5. Related Party Transactions

During the year ended March 31, 2018, Brandon Sosa, President and sole shareholder of the Company, loaned the Company $113,161 to start up. There is no interest charged on the loan and no prepayment penalties. During the year ended March 31, 2019, Mr. Sosa made two additional loans to the Company in the amounts of $17,000 and $23,000 to continue operations. There is no interest charged and no prepayment penalties on either loan. During the years ended March 31, 2020 and 2021, Mr. Sosa made additional cash contributions to the Company to support its continued operation. These loans were recorded as due to related party. As of March 31, 2021, the Company had repaid $11,675 to Mr. Sosa and owes the amount of $133,061.

Note 6. Stockholders’ Equity

The Company has 100,000,000 authorized shares of common stock with $0.001 par value. As of March 31, 2021 and 2020, there were 20,000,000 shares of common stock outstanding.

On October 17, 2016, the Company issued 20,000,000 shares of common stock to Brandon Sosa, the Company’s President, in exchange for $20,000.

Note 7. Income Taxes

There is no current or deferred income tax expense or benefit for the period ended March 31, 2021.

The Company has not recognized an income tax benefit for the period based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the current period presented is offset by a valuation allowance (100%) established against deferred tax assets arising from operating losses and other temporary differences, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

Note 8. Leases

Beginning January 2, 2019, the Company entered into a 12-month lease agreement with LKZ Management, ending December 31, 2019. The Company prepaid rent of $1,000 per month, plus a $1,500 security deposit. The lease was not renewed. Total rent expense for the year ended March 31, 2021 and March 31, 2020 was $0 and $10,500, respectively.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until  __________________ (90th day after the later of (1) the effective date of the  registration statement or (2) the first date on which the securities are offered publicly), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Costs of Offering
Legal Fees	$2,000	*

Audit Costs	$7,500	*

CPA Fees	$1,500	*

Office and Miscellaneous Expenses	$500	*

Total	$5,000	*

* Estimated amount

ITEM 14.    RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO THE COMPANY’S SOLE SHAREHOLDER, OFFICER AND DIRECTOR

On October 17, 2016, the Company issued 20,000,000 founder’s shares at the par value of $0.001 in exchange for $20,000 and an $80,000 loan to the Company.

The Company has no stock option plan, warrants or other dilutive securities.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Twenty Million (20,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Brandon Sosa, the founder of the Company, who is a sophisticated individual.  Since our inception, the founders are in a position of access to relevant and material information regarding our operations. The selling security holder is the “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all other shares being offered hereby.

ITEM 15.    EXHIBITS

The following exhibits are included as part of this Form S-1 or are incorporated by reference to our previous filings. Consent of counsel has been filed as an exhibit to the registration statement.  Consent is included in counsel’s opinion that is filed as an exhibit to the registration statement:

Exhibit No.	Description
3.1*	Articles of Incorporation
3.2*	Amended Articles of Incorporation for Name Change to Rest EZ
3.3*	Amended Articles of Incorporation for Name Change to Rest EZ, Inc.
3.4*	Bylaws
5.1*

Legal Opinion of Keith N. Hamilton, Attorney

Consent of counsel has been filed as an exhibit to the registration statement.  Consent is included in counsel’s opinion that is filed as an exhibit to the registration statement.

23.1	Consent of M&K CPAS (filed herewith)

*Previously filed with the Company's Form S-1 filed with the Securities and Exchange Commission on May 26, 2021.

ITEM 16.    UNDERTAKINGS.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denomination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to director, officer pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

(ii)	Any free writing prospectus relation to the offering prepared by or on behalf o the undersigned registrant or used or referred to by the undersigned registrant.

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Salt Lake City, Utah, on this 15th day of July 2021.

REST EZ, INC.

By: /s/ Brandon Sosa
Brandon Sosa
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brandon Sosa	President, Chief Executive Officer and Director (Principal Executive Officer)	July 15, 2021
Brandon Sosa	Chief Financial Officer (Principal Financial and Accounting Officer)

II-4